Exhibit 10.18

First Amendment to Financing Agreement

This First Amendment to the Financing Agreement (the “Amendment”) is made and entered into between Summit Financial Resources, L. P.; a Hawaii limited partnership (“Summit”) and Scott’s Liquid Gold-Inc., a Colorado corporation, (“Client”), Attention: Mark E. Goldstein.

A.	Summit and Client have entered into a Financing Agreement dated October 3, 2008 (the “Agreement”).

B.	Client has requested that Summit amend certain definitions of the Agreement.

C.	Summit has agreed to Client’s request subject to the terms and conditions of this First Amendment to the Financing Agreement.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Summit and Client hereby agree to amend and modify the Agreement as follows:

1. Definitions. Except as otherwise expressly provided herein, terms assigned defined meanings in the Agreement shall have the same defined meanings in this Amendment.

2. Amendment of Section 1– Definitions. The definition of “Financing Period” is hereby amended as follows:

“Financing Period” means an initial period of One (1) year commencing on the date of this First Amendment and thereafter successive periods of One (1) year each commencing upon completion of each prior Financing Period.

3. Representations and Warranties. Client hereby affirms and again makes the representations and warranties set forth in Section 16 Representations, Warranties and Covenants of Client of the Agreement as of the date of this Amendment.

4. Authorization. Client represents and warrants that the execution, delivery, and performance by Client of this Amendment, and all agreements, documents, obligations, and transactions herein contemplated, have been duly authorized by all necessary corporate action on the part of Client and are not inconsistent with Client’s Articles of Incorporation, By-Laws or any resolution of the Board of Directors of Client, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Client is a party or by which it is bound, and that upon execution and delivery hereof and thereof, this Amendment will constitute legal, valid, and binding agreements and obligations of Client, enforceable in accordance with their respective terms.

5. Agreement Remains in Full Force and Effect. Except as expressly amended or modified by this Amendment, the Agreement remains in full force and effect. The Client hereby confirms that the security interest granted by the Agreement also secures the Agreement as amended by this Amendment. Each Guarantor hereby confirms that it guaranties, pursuant to its Guarantee, all obligations of the Client to Summit under the Agreement, as amended by this Amendment.

6. Integrated Agreement; Amendment. This Amendment, together with the Financing Agreement, the Guarantees, and the other agreements, documents, obligations, and transactions contemplated by the Agreement constitute the entire agreement and understanding between the parties and supersede all other prior and contemporaneous agreements and may not be altered or amended except by written agreement signed by the parties. This Amendment and the Agreement shall be read and interpreted together as one agreement. All other prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, are rescinded.

First Amendment to Financing Agreement

Scott’s Liquid Gold-Inc.

Dated as of March 12, 2009

Summit:
Summit Financial Resources, L. P., a Hawaii Limited Partnership

By:	/s/ Michael Gardner
Name:	Michael Gardner
Its:	Chief Credit Officer

Scott’s Liquid Gold-Inc., a Colorado corporation

By:	/s/ Mark E. Goldstein
Mark E. Goldstein
President and Chief Executive Officer

By:	/s/ Brian Boberick
Brian Boberick
Chief Financial Officer and Treasurer

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